SCHEDULE 14A
                         (Rule 14a-101)
            INFORMATION REQUIRED IN PROXY STATEMENT

                    Schedule 14A Information

           Proxy Statement Pursuant to Section 14(a)
               of the Securities Exchange Act of
                   1934 (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement   [ ] Confidential, for Use of the
                                       Commission Only (as permitted by
                                       Rule 14a-6(e)(2))
[ ]    Definitive Proxy Statement
[ ] Definitive additional Materials
[ ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

         Gibraltar Steel Corporation
(Name of Registrant as specified in its charter)

         ___________________________
(Name of person(s) filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

     (1)Title of each class of securities to which transaction applies:
        ___________________
     (2)Aggregate number of securities to which transaction applies:
        ___________________
     (3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: ________________
     (4)Proposed maximum aggregate value of transaction: __________________
     (5)Total fee paid: ___________________
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)Amount Previously Paid: ______________________
     (2)Form, Schedule or Registration Statement No.: ___________________
     (3)Filing Party: ___________________
     (4)Date Filed: ____________________

                  GIBRALTAR STEEL CORPORATION
                      3556 Lake Shore Road
                         P.O. Box 2028
                  Buffalo, New York 14219-0228


      ____________________________________________________

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD May 19, 1998
      ____________________________________________________


  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Gibraltar Steel Corporation, a Delaware corporation (the "Company"), will be held at the Company's offices, 3556 Lake Shore Road, Buffalo, New York, on May 19, 1998, at 10:00 a.m., local time, for the following purposes:

  1. To elect two Class II Directors to hold office until the 2001 Annual Meeting and until their successors have been elected and qualified.

  2. To consider and take action upon the proposed Third Amendment and Restatement of the Gibraltar Steel Corporation Incentive Stock Option Plan.

  3. To take action upon and transact such other business as may be properly brought before the meeting or any adjournment or adjournments thereof.

  The Board of Directors has fixed the close of business on March 23, 1998, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting.

  Stockholders who do not expect to attend the meeting in person are urged to vote, sign and date the enclosed proxy and return it promptly in the envelope enclosed for that purpose.







                                   WALTER T. ERAZMUS
                                   Secretary




Dated: April __, 1998

                GIBRALTAR STEEL CORPORATION
                   3556 Lake Shore Road
                      P.O. Box 2028
               Buffalo, New York 14219-0228

     _________________________________________________

                    PROXY STATEMENT
     _________________________________________________


  This Proxy Statement and the accompanying form of proxy are being furnished in connection with the solicitation, by the Board of Directors of Gibraltar Steel Corporation, a Delaware corporation (the "Company"), of proxies to be voted at the Annual Meeting of Stockholders to be held at the Company's offices, 3556 Lake Shore Road, Buffalo, New York, on May 19, 1998, at 10:00 a.m., local time, and at any adjournment or adjournments thereof. The close of business on March 23, 1998, has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting. At the close of business on March 23, 1998, the Company had outstanding ____________ shares of common stock, $.01 par value per share ("Common Stock"), the holders of which are entitled to one vote per share on each matter properly brought before the Annual Meeting.

  The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement. In addition to the use of the mails, proxies may be solicited by personal interviews and telephone by Directors, officers and employees of the Company. Arrangements will be made with brokerage houses, banks and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Common Stock, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

  The shares represented by all valid proxies in the enclosed form will be voted if received in time for the Annual Meeting in accordance with the specifications, if any, made on the proxy card. If no specification is made, the proxies will be voted FOR the nominees for Director named in this Proxy Statement and FOR the approval of the adoption of the Third Amendment and Restatement of the Gibraltar Steel Corporation Incentive Stock Option Plan as described in this Proxy Statement.


  The proxy card provides space for a stockholder to withhold voting for any or all nominees for the Board of Directors or to abstain from voting for any proposal if the stockholder chooses to do so. Each nominee for election as a Director requires a plurality of the votes cast in order to be elected. A plurality means that the nominees with the largest number of votes are elected as Directors up to the maximum number of Directors to be elected at the Annual Meeting. Each other proposal submitted to the stockholders requires the affirmative vote of the holders of a majority of the votes present at the meeting, in person or by proxy, and entitled to vote. With respect to the election of Directors, only shares that are voted in favor of a particular nominee will be counted towards achievement of a plurality; where a stockholder properly withholds authority to vote for a particular nominee, such shares will not be counted towards such nominee's or any other nominee's achievement of plurality. With respect to the other proposals to be voted upon: (i) if a stockholder abstains from voting on a proposal, such shares are considered present at the meeting for such proposal but, since they are not affirmative votes for the proposal, they will have the same effect as votes against the proposal; and (ii) shares registered in the names of brokers or other "street name" nominees for which proxies are voted on some but not all matters will be considered to be voted only as to those matters actually voted, and will not have the effect of either an affirmative or negative vote as to the matters with respect to which a beneficial holder has not provided voting instructions.

  The execution of a proxy will not affect a stockholder's right to attend the Annual Meeting and to vote in person. A stockholder who executes a proxy may revoke it at any time before it is exercised by giving written notice to the Secretary, by appearing at the Annual Meeting and so stating, or by submitting another duly executed proxy bearing a later date.

  The date of this Proxy Statement is the approximate date on which the Proxy Statement and form of proxy were first sent or given to stockholders.

                        PROPOSAL 1
                   ELECTION OF DIRECTORS

  The Certificate of Incorporation of the Company provides that the Board of Directors shall consist of not less than three nor more than fifteen Directors who shall be divided into three classes, with the term of one class expiring each year. The Board of Directors is presently comprised of six members: Brian
J. Lipke, Arthur A. Russ, Jr. and William P. Montague, Class I Directors whose terms expire in 1999; Neil E. Lipke and Gerald S. Lippes, Class II Directors whose terms expire in 1998; and David
N. Campbell, Class III Director whose term expires in 2000. At the Annual Meeting of Stockholders in 1998, two Class II Directors shall be elected to hold office for a term expiring in 2001. Neil E. Lipke and Gerald S. Lippes have been nominated by the Board of Directors for election as such Class II Directors. The Class II Directors will be elected by a plurality of the votes cast at the meeting.

  Unless instructions to the contrary are received, it is intended that the shares represented by proxies will be voted for the election of Neil E. Lipke and Gerald S. Lippes as Directors. Each of Messrs. Lipke and Lippes has been a Director of the Company since the consummation of the Company's initial public offering in November 1993 and has been previously elected by the Company's stockholders. If either Mr. Lipke or Mr. Lippes or both should become unavailable for election for any reason, it is intended that the shares represented by the proxies solicited herewith will be voted for such other person or persons as the Board of Directors shall designate. The Board of Directors has no reason to believe that either Mr. Lipke or Mr. Lippes will be unable or unwilling to serve if elected to office.

  The following information is provided concerning the Directors and the nominees for election as Class II Directors:

  Brian J. Lipke has been Chairman of the Board, President and Chief Executive Officer and a Director since its formation. He has been President and Chief Executive Officer of Gibraltar Steel Corporation of New York ("Gibraltar New York"), a predecessor and current subsidiary of the Company, since 1987, and has been in charge of the Company's other subsidiaries since their formation. From 1972 to 1987, Mr. Lipke held various positions with Gibraltar New York in production, purchasing and divisional management. He is a director of C. H. Heist Corporation and Dunlop Tire Corporation and is a member of the Chase Manhattan Bank Regional Advisory Board.

  Neil E. Lipke has been Executive Vice President - Marketing and a Director of the Company since its formation. He has been Executive Vice President of Gibraltar New York since 1988 and has been employed by Gibraltar New York since 1973 in various production, sales and marketing capacities.

  Gerald S. Lippes has served as a Director of the Company since its formation. He has been engaged in the private practice of law since 1965 and is a partner of the firm of Lippes, Silverstein, Mathias & Wexler LLP, Buffalo, New York. Mr. Lippes is also a director of Mark IV Industries, Inc.

  Arthur A. Russ, Jr. has served as a Director of the Company since its formation. He has been engaged in the private practice of law since 1969 and is a member of the firm of Albrecht, Maguire, Heffern & Gregg, P.C., Buffalo, New York.

  David N. Campbell has served as a Director of the Company since the consummation of the Company's initial public offering. Since July 1995 Mr. Campbell has served as President of BBN Systems & Technologies, a networking technology company based in Cambridge, Massachusetts. From November 1994 to July 1995, he served as Chairman of the Board of Dunlop Tire Corporation and, prior thereto, from March 1984 until September 1994 he served as Chairman of the Board and Chief Executive Officer of Computer Task Group, Incorporated. Mr. Campbell is also a director of National Fuel Gas Company and an advisory director of First Empire State Corporation.

  William P. Montague has served as a Director of the Company since the consummation of the Company's initial public offering. He served as Executive Vice President and Chief Financial Officer of Mark IV Industries, Inc. from 1986 to February 1996 and, since March 1, 1996, as President of said company. He is also a director of Gleason Corp.


             THE BOARD OF DIRECTORS AND ITS COMMITTEES

  During the fiscal year ended December 31, 1997, the Board of Directors held five meetings. Each Director attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings held by all committees of the Board of Directors on which he served.

AUDIT COMMITTEE

  The Board of Directors has a standing Audit Committee comprised of Messrs. Lippes, Russ and Campbell. The duties of the Audit Committee consist of reviewing with the Company's independent auditors and its management, the scope and results of the annual audit and other services provided by the Company's independent auditors. The Audit Committee held two meetings in fiscal 1997.

COMPENSATION COMMITTEE

  The Compensation Committee, which consists of Messrs. Lippes and Montague, held three meetings in 1997. The Compensation Committee makes recommendations concerning salaries and incentive compensation for employees of and consultants to the Company.

OTHER COMMITTEES

  The Board of Directors does not have a standing executive or nominating committee.

           DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information regarding the Directors and executive officers of the Company:

    Name                    Age             Position(s) Held

Brian J. Lipke(A)            46      Chairman of the Board, President and
                                      Chief Executive Officer
Neil E. Lipke(A)             40      Executive Vice President and Director
Walter T. Erazmus            50      Executive Vice President- Finance,
                                      Chief Financial Officer, Secretary
                                      and Treasurer
Joseph A. Rosenecker         53      Executive Vice President - Commercial
Carl P. Spezio               52      Executive Vice President - Manufacturing
Eric R. Lipke(A)             38      Vice President - Transportation
Joseph W. Wark               67      Vice President - Automotive Sales
Gerald S. Lippes             58      Director
David N. Campbell            56      Director
William P. Montague          51      Director
Arthur A. Russ, Jr.          55      Director

____________________________________

(A)  Brian J. Lipke, Neil E. Lipke and Eric R. Lipke are brothers.

  Recent business experience of the Directors is set forth above under "Election of Directors." Recent business experience of the executive officers who are not also Directors is as follows:

  Walter T. Erazmus has been Executive Vice President - Finance of the Company and Chief Financial Officer of the Company since November 1994 and of Gibraltar New York since 1977 and has served as Secretary and Treasurer of the Company since its formation.
He was Vice President - Finance of the Company and Chief Financial Officer of the Company from its formation until November 1994.

  Joseph A. Rosenecker has been Executive Vice President - Commercial of the Company since November 1994. He served as Vice President - Sales of the Company from its formation until November 1994 and has been the director of Gibraltar New York's cold-rolled strip operations since 1989. He was President of Gibraltar New York's strip and strapping divisions from 1978 to 1989.

  Carl P. Spezio has been Executive Vice President - Manufacturing since November 1994. Prior thereto, he was Vice President - Manufacturing and Quality Control of the Company since its formation. He has been the director of Gibraltar New York's metal processing operations since 1989. He was President of the Gibraltar Metals Division of Gibraltar New York from 1977 to 1989.

  Joseph W. Wark has been Vice President - Automotive Sales of the Company since its formation and has been in charge of automotive sales for Gibraltar New York since 1986.

  Eric R. Lipke has been Vice President - Transportation of the
Company since its formation. Mr. Lipke has held various positions with Gibraltar New York since 1976 primarily in the areas of administration and executive support.

               COMPENSATION OF EXECUTIVE OFFICERS

  The following summary compensation table sets forth all compensation earned by the Company's Chief Executive Officer, and each of the Company's other four most highly compensated executive officers, for the Company's fiscal years ended December 31, 1995, 1996 and 1997.


                   SUMMARY COMPENSATION TABLE

                                                                       Long-Term
                                                            Other      Compen-      All
                                                            Annual     sation       Other
Name and                 Fiscal                             Compen-    Awards       Compen-
Principal Position        Year     Salary        Bonus      sation     Options      sation (A)

Brian J. Lipke,           1997    $ 265,000    $ 205,500     ---       25,000(B)   $  6,535
 Chairman of the Board,   1996      248,558      211,000     ---          ---        82,974
 President and Chief      1995      215,000      140,000     ---          ---         3,844
 Executive Officer

Joseph A. Rosenecker,     1997      237,000      227,504     ---       12,500(C)      9,669
 Executive Vice Presi-    1996      142,000      341,419     ---       15,000(C)     11,164
 dent - Commercial        1995      153,000      215,620     ---       12,500(C)      9,524

Neil E. Lipke,            1997      240,404      161,500     ---       20,000(B)      8,526
 Executive Vice Presi-    1996      209,250      183,000     ---          ---        75,635
 dent and Director        1995      183,474      115,000     ---          ---         7,186

Joseph W. Wark,           1997      174,898      235,819     ---       15,000(C)      7,132
 Vice President -         1996      181,731      190,348     ---       15,000(C)      9,440
 Automotive Sales         1995      175,000      171,174     ---          ---         7,938

Walter T. Erazmus         1997      188,557      169,500     ---       15,000(C)      9,408
 Executive Vice Presi-    1996      168,173      172,000     ---       15,000(C)     10,314
 dent - Finance,          1995      152,548      130,000     ---       12,500(C)      8,069
 Secretary and Treasurer


_______________________________
(A) Composed of: (a) the allocation in 1997 of contributions made pursuant to the Gibraltar Steel Corporation of New York Profit Sharing Plan in the amount of $5,871 to the account of each of Messrs. Brian J. Lipke, Rosenecker, Neil E. Lipke, Wark and Erazmus; (b) the matching contributions made by the Company in 1997 pursuant to the Gibraltar Steel Corporation of New York 401(k) Retirement Savings Plan to Messrs. Brian J. Lipke, Rosenecker, Neil E. Lipke, Wark and Erazmus in the amount of $ -0-, $1,908, $2,655, $1,261 and $2,563, respectively; and (c) the payment in 1997 of insurance premiums paid with respect to term life insurance policies provided for Messrs. Brian J. Lipke, Rosenecker, Neil E. Lipke, Wark and Erazmus in the amount of $664, $1,890, $-0-, $-0- and $974, respectively.

(B) Represents options issued to Messrs. Brian J. Lipke and Neil E. Lipke pursuant to the Gibraltar Steel Corporation Non-Qualified Stock Option Plan (the "Non-Qualified Plan").

(C) Represents options granted to Messrs. Rosenecker, Wark and Erazmus pursuant to the Gibraltar Steel Corporation Incentive Stock Option Plan (the "Incentive Plan").


OPTIONS GRANTED IN LAST FISCAL YEAR

  The following table contains information concerning the grant of stock options to the named executives in 1997. The exercise price of all such options is equal to the market value of Common Stock on the date of the grant.

                                   Percentage of                            Potential Realizable
                                   Total Options                            Value at Assumed
                                   Granted to       Exercise                Annual Rates of Stock
  Name and                         Employees in     Price                   Price Appreciation
  Principal            Option      Fiscal           Per        Expiration   For Option Term
  Position             Grants(A)   Year             Share      Date          5%(B)        10%(C)

Brian J. Lipke,
  Chairman of the
  Board, President
  and Chief
  Executive Officer     25,000     11.34%           $ 21.75    7/7/07       $ 341,961    $ 866,597

Joseph A. Rosenecker,
  Executive Vice
  President -
  Commercial            12,500      5.67%             21.75    7/7/07         170,981      433,299

Neil E. Lipke,
 Executive Vice
 President and
 Director               20,000      9.07%             21.75    7/7/07         273,569      693,278

Joseph W. Wark,
 Vice President -
 Automotive Sales       15,000      6.80%             21.75    7/7/07         205,177      519,958

Walter T. Erazmus,
 Executive Vice Presi-
 dent - Finance,
 Secretary and
 Treasurer              15,000      6.80%             21.75    7/7/07         205,177      519,958

-----------------------
(A)Options granted pursuant to the Incentive Plan and the Non-Qualified Plan become exercisable in cumulative annual increments of 25% beginning one year from the date of grant; however, in the event of certain extraordinary transactions, including a change of control of the Company, the vesting of such options would automatically accelerate.

(B)Represents the potential appreciation of the options, determined by assuming an annual compounded rate of appreciation of 5% per year over the ten-year term of the grants, as prescribed by the rules. The amount set forth above is not intended to forecast future appreciation, if any, of the stock price. There can be no assurance that the appreciation reflected in this table will be achieved.

(C)Represents the potential appreciation of the options, determined by assuming an annual compounded rate of appreciation of 10% per year over the ten-year term of the grant. The amounts set forth above are not intended to forecast future appreciation, if any, of the stock price. There can be no assurance that the appreciation reflected in this table will be achieved.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
YEAR-END OPTION VALUES

  The following table sets forth information with respect to the named executives concerning the exercise of options during 1997 and unexercised options held at the end of 1997.


                                                                                               Value of
                                                       Number of                   Unexercised in the
                                                   Unexercised Options                Money Options
                       Shares                      At Fiscal Year End            At Fiscal Year End(A)
                       Acquired      Value
                       On Exercise   Realized   Exercisable   Unexercisable    Exercisable   Unexercisable

Brian J. Lipke,
  Chairman of the
  Board, President
  and Chief
  Executive Officer         ---          ---      11,250          28,750       $ 109,688     $  36,563

Joseph A. Rosenecker,
  Executive Vice
  President -
  Commercial Sales       15,000    $ 224,688      18,750          32,500         145,000       112,813

Neil E. Lipke,
  Executive Vice
  President and
  Director                  ---          ---       7,500          22,500          73,125        24,375

Joseph W. Wark,
  Vice President -
  Automotive Sales       15,000      181,525         ---          28,750             ---        58,125

Walter T. Erazmus,
  Executive Vice Presi-
  dent - Finance,
  Secretary and
  Treasurer              15,000      224,688      18,750          35,000         145,000       112,813

________________________________
(A)Represents the difference between $19.75, the closing market value of Common Stock as of December 31, 1997, and the exercise price of such options.


                      EMPLOYMENT AGREEMENT

  Pursuant to an Employment Agreement effective as of November 1, 1993 between the Company and Brian J. Lipke (the "Employment Agreement"), Mr. Lipke will serve as Chairman of the Board, President and Chief Executive Officer of the Company at an annual base salary of $195,000, subject to annual adjustment as determined by the Compensation Committee in its discretion. In addition to his base salary, Mr. Lipke will be eligible to participate in the Company's bonus compensation plans and other employee benefit plans available to the Company's executive officers. The Employment Agreement has an initial term of five years, which automatically is extended for an additional one-year period on each anniversary date, unless either party gives notice of intent to terminate.

  The Employment Agreement provides that if the Company terminates Mr. Lipke without cause, he shall be entitled to receive a lump sum benefit equal to 2 1/2 times his total cash compensation for the 12-month period immediately preceding the date of his termination.

  The Employment Agreement further provides for severance benefits upon a change in control of the Company. Events that trigger a "change in control" under the Employment Agreement include (i) certain consolidations or mergers, (ii) certain sales or transfers of substantially all of the Company's assets, (iii)
the  approval of the   Company's shareholders of a plan of
dissolution or liquidation of the Company, (iv) the acquisition of 20% or more of the Company's outstanding common stock by certain persons (other than the Company's executive officers and directors, whether individually or as a group) and (v) certain changes in the membership of the Company's Board of Directors.
If Mr. Like's employment is terminated within three years of a change in control, he may be entitled to receive a lump sum severance payment equal to $100 less than three times the average of his total cash compensation during the three-year period immediately preceding his termination, plus medical, disability and life insurance benefits for the rest of his life. The payments and benefits otherwise would not constitute parachute payments that would be subject to excise tax payments or corporate deduction disallowance under the Internal Revenue Code of 1986, as amended. In addition, upon a termination of Mr. Lipke's employment other than by the Company for cause and other than voluntarily by Mr. Lipke, if he becomes entitled to receive benefits under any of the Company's tax-qualified retirement plans (the "Plans"), he will be entitled to receive from the general assets of the Company an additional benefit computed as if the Plans were not subject to any applicable limits imposed on such plans by the Code or the Employee Retirement Income Security Act of 1974, as amended.

  If Mr. Lipke dies during the term of the Employment Agreement, in addition to any death benefits payable under life insurance maintained by the Company and any death benefits payable under the Company's employee benefit plans, the Company will pay to the estate of Mr. Lipke a death benefit equal to 50% of his annual base salary plus an amount equal to all bonuses he would have received through the end of the then current fiscal year. If he becomes permanently disabled, Mr. Lipke will be entitled to receive from the Company annual benefits equal to his base salary, subject to a cap of $200,000 (adjusted for cost of living increases), less amounts received under any pension, profit sharing or disability plan or insurance policy.

  In the event Mr. Lipke's employment with the Company is terminated other than for cause, the Company will continue to provide medical, disability and life insurance benefits to Mr. Lipke for life, subject to reduction to the extent he receives such benefits from other sources.

  Mr. Lipke has agreed in the Employment Agreement that, in the event he terminates his employment other than following a change in control, he will not, for a period of one year after the date of termination, participate in any "competitive operation," as defined in the Employment Agreement.

  In 1997, none of the executive officers of the Company served on the compensation committee or on any other committee of the board of directors performing similar functions of any other entity, any of whose officers or directors served on the Company's Board of Directors or Compensation Committee.


    COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Company's Executive Compensation Program is designed to attract and retain top-quality executives and to provide them with both an incentive and a reward for superior performance.
The program includes three principal components - base salary, annual profit-based bonus opportunities and long-term incentives. The program is administered by the Compensation Committee of the Board of Directors. Members of the Compensation Committee are outside directors who are not employees of the Company.

COMPENSATION PHILOSOPHY

  The primary philosophy of the Company's Executive Compensation Program is to align the financial interest of its executive officers with those of the Company and its stockholders by basing a significant portion of each executive officer's compensation upon his individual performance and the Company's financial performance and by encouraging executive officers to own Company stock through participation in various stock option and other benefit plans.

  The Compensation Committee is responsible for making annual adjustments to the base salary of Mr. Lipke, allocating bonuses to the executive officers under the Company's Incentive Bonus Plan and granting options to eligible participants, including executive officers, under the Company's Incentive Stock Option Plan and Non-Qualified Stock Option Plan. The annual base salaries of the other executive officers of the Company are determined by Mr. Lipke. The Compensation Committee utilizes industry surveys and executive compensation reports as guidelines for the reasonableness of the compensation paid to the Companies' executive officers, but individual performance and the Company's financial performance are the determining factors in individual compensation decisions.

ANNUAL BASE SALARY

  The annual base salary of Mr. Lipke is established by his employment agreement, subject to annual adjustments determined in the discretion of the Compensation Committee.

EXECUTIVE INCENTIVE BONUS PLAN

  The Company's Executive Incentive Bonus Plan was adopted to provide its executive officers with a quarterly incentive compensation program. This plan provides for a quarterly bonus pool in an amount equal to the lesser of (i) 60% of the aggregate base compensation of the participating executive officers or (ii) l5% of the Company's net income before taxes and any incentive bonuses for the quarter on which the bonuses are based. This bonus pool is then adjusted as follows: 50% of the bonus pool is available for bonus allocations regardless of the Company's performance; 25% is available only if the Company satisfied its operating profit goal for the quarter as established by the Board of Directors; and 25% is available only if the Company satisfies its return and equity goals for the quarter as established by the Board of Directors. Within these parameters, the Compensation Committee determines the amount to be paid to each executive officer, considering such factors as the officer's performance during the quarter and the Company's overall financial performance during the quarter. These factors vary by individual and do not include quantifiable objectives. However, there is no formal weighting of the various factors and the final determination of each executive officer's bonus is based upon the recommendation of the person to whom such executive officer reports, with final approval by the Compensation Committee.

  Bonuses paid under the Company's Executive Incentive Bonus Plan for 1997 reflect the Company's attainment of its operating profit goal and return on equity goal for each quarter.

STOCK OPTIONS

  The Compensation Committee administers both the Company's Incentive Stock Option Plan and Non-Qualified Stock Option Plan. In 1997, stock options were granted by the Compensation Committee under the Incentive Stock Option Plan to key management employees of the Company, including executive officers. All of the options granted in 1997 had an exercise price of not less than 100% of the fair market value of the underlying stock on the date of grant. The value of the options granted is wholly dependent on the increase in value of the Company's common stock, which serves as an incentive to the executive officers to maximize their efforts to promote the economic performance of the Company. All of the options granted in 1997 are exercisable over a four-year period at the rate of 25% per year commencing one year from the date of grant. Accordingly, an executive officer must remain with the Company for at least four years in order to enjoy the full economic benefit of the options awarded. The number of options awarded to a particular executive officer is directly related to his responsibilities and individual performance.

COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

  Mr. Lipke participates in the same compensation programs provided to the Company's other executive officers. The Compensation Committee awarded Mr. Lipke a bonus under the Company's Executive Incentive Bonus Plan in the sum of $205,500. This award recognizes the achievement of the Company's operating profit goal and return on equity goal for each quarter of 1997 and reflects Mr. Lipke's personal contribution to the Company's overall success.

  Mr. Lipke was also awarded options to purchase 25,000 shares under the Non-Qualified Plan . These options vest at the rate of 25% per year over a four-year period and are exercisable at the fair market value of the underlying stock on the date of the grant.

SECTION 162(m) OF INTERNAL REVENUE CODE

  Section 162(m) of the Internal Revenue Code, generally disallows a tax deduction to public companies for compensation in excess of $l,000,000 paid to a Company's chief executive officer and any one of the four other most highly paid executive officers during its taxable year. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. Based upon the compensation paid to Mr. Lipke and the Company's other executive officers in 1997, it does not appear that the Section l62(m) limitation will have an impact on the Company in the near term. However, the Compensation Committee plans to review this matter periodically and to take such actions as are appropriate to minimize the impact of this statute.

                         COMPENSATION COMMITTEE OF THE
                         BOARD OF DIRECTORS OF
                         GIBRALTAR STEEL CORPORATION

                              Gerald S. Lippes
                              William P. Montague

                       PERFORMANCE GRAPH


  The Performance Graph shown below compares the cumulative total shareholder return on Common Stock, based on the market price of the Common Stock, with the total return of the S&P MidCap 400 Index and the S&P Iron & Steel Index. The comparison of total return assumes that a fixed investment of $100 was invested on November 4, 1993 (the effective date of the Company's initial public offering) in Common Stock and in each of the foregoing indices and further assumes the reinvestment of dividends. The stock price performance shown on the graph is not necessarily indicative of future price performance.

                    11/4/93     12/93    12/94   12/95   12/96   12/97

Gibraltar Steel       100        132       98     110     239     180

S&P MidCap 400        100        111      107     140     166     220

S&P Steel             100        119      115     107      95      97


Values with the exception of 11/4/93 are presented as of December 31 of each year.

  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee is composed of Gerald S. Lippes and William P. Montague, each an outside director of the Company. Neither Mr. Lippes nor Mr. Montague was, during 1997 or prior thereto, an officer or employee of the Company or any of its subsidiaries. In 1997, none of the executive officers of the Company or members of the Compensation Committee served on the compensation committee or on any other committee of the board of directors performing similar functions of any other entity, any of whose officers or directors served on the Company's Board of Directors or Compensation Committee.

  Gerald S. Lippes is a partner of Lippes, Silverstein, Mathias &
Wexler LLP. During 1997 such firm provided legal services to the Company.


                   COMPENSATION OF DIRECTORS

  All Directors other than Directors who are employees of the Company receive a retainer of $12,000 per year. In addition, each such director also receives a fee of $1,000 for each Board of Directors or committee meeting attended and is reimbursed for any reasonable expenses incurred in attending such meetings. In 1997, the Company also awarded each of Messrs. Lippes, Russ, Montague and Campbell 1,000 shares of Common Stock under its Restricted Stock Plan. Such shares are forfeitable if the recipient's tenure as a Director terminates prior to July 1, 2000. Shares issuable under the Restricted Stock Plan are eligible to receive dividends.


    SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors and executive officers, and any persons who own more than 10% of a registered class of the Company's equity securities, to file equity securities of the Company and other reports of initial ownership of Common Stock and subsequent changes in that ownership with the Securities and Exchange Commission and to furnish the Company with copies of all forms they file pursuant to Section 16(a).

  To the Company's knowledge, based solely upon a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the year ended December 31, 1997, all
Section 16(a) filing requirements applicable to its officers, Directors and greater than 10% beneficial owners were complied with, except that Mr. Wark filed one statement late covering one transaction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth information as of February 28, 1998 (except as otherwise noted) with respect to all stockholders known by the Company to be the beneficial owners of more than 5% of its outstanding Common Stock, each Director, each Executive Officer named in the Summary Compensation table above and all Executive Officers and Directors as a group.

    Name                       Number of Shares(A)        Percent of Class

Brian J. Lipke(B)(C)                 1,113,003                  8.77%

Neil E. Lipke(B)(D)                  1,106,088                  8.71

Meredith A. Lipke-de Blok(B)(E)      1,084,743                  8.55

Eric R. Lipke(B)(F)                  1,078,688                  8.50

Curtis W. Lipke(B)(G)                  937,543                  7.39

Patricia K. Lipke(B)(H)                836,400                  6.59

Gerald S. Lippes(I)                    100,393                   *
  700 Guaranty Building
  28 Church Street
  Buffalo, New York 14202-3950

William P. Montague(J)                  65,393                   *
  501 John James Audubon Parkway
  PO Box 810
  Amherst, New York 14226-0810

Arthur A. Russ, Jr.(K)                  55,438                   *
  2100 Main Place Tower
  Buffalo, New York 14202

David N. Campbell(L)                    29,438                   *
  10 Moulton Street
  Cambridge, Massachusetts  02138

Walter T. Erazmus(B)(M)                 24,400                   *

Joseph A. Rosenecker(B)(N)              21,250                   *

Carl P. Spezio(B)(O)                    21,012                   *

Joseph W. Wark(B)(P)                     2,500                   *

All Directors and Executive(Q)
  Officers as a Group (12 persons)   3,617,603                 28.50%

_________________________________
*Less than 1%.

(A)Unless otherwise indicated in the footnotes, each of the stockholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by him or her, except to the extent that authority is shared by spouses under applicable law.

(B)The address of each of the executive officers listed in the Summary Compensation Table, Meredith A. Lipke-de Blok, Carl P. Spezio, Curtis W. Lipke, Eric R. Lipke and Patricia K. Lipke is 3556 Lake Shore Road, PO Box 2028, Buffalo, New York 14219-0228.

(C)Includes (i) 1,075,948 shares of Common Stock held by two (2) trusts for the benefit of Brian J. Lipke, (ii) 4,215 shares of Common Stock held by trusts for the benefit of the daughters of Brian J. Lipke, (iii) 3,480 shares of Common Stock held in a custodial account for the benefit of a daughter of Brian J. Lipke and (iv) 11,250 shares of Common Stock issuable under currently exercisable options pursuant to the Non-Qualified Plan. Excludes 28,750 shares of Common Stock issuable under options granted to Brian J. Lipke pursuant to the Non-Qualified Plan which are not exercisable within sixty (60) days. Also excludes (i) 834,585 shares of Common Stock held by the Trust U/W of Kenneth E. Lipke f/b/o Patricia K. Lipke (the "Kenneth E. Lipke Trust"), as to which Brian J. Lipke serves as one of three trustees and shares voting and investment power and as to which he disclaims beneficial ownership, (ii) 3,899,182 shares of Common Stock held by a trust for the benefit of each of Neil E. Lipke, Curtis W. Lipke, Eric R. Lipke and Meredith A. Lipke-de Blok, as to each of which Brian J. Lipke serves as one of three trustees and shares voting and investment power and as to which he disclaims beneficial ownership, (iii) 30,000 shares of Common Stock held by a trust for the benefit of Meredith A. Lipke-de Blok, as to which Brian J. Lipke serves as one of five trustees and shares voting and investment power and as to which he disclaims beneficial ownership, (iv) 2,640 shares of Common Stock held by a trust for the benefit of the daughter of Meredith A. Lipke-de Blok, as to which Brian J. Lipke serves as one of four trustees and shares voting and investment power and as to which he disclaims beneficial ownership, and (v) 2,580 shares of Common Stock held by trusts for the benefit of the children of Erie P. Lipke, as to which Brian J. Lipke serves as one of three trustees and shares voting an investment power and as to which he disclaims beneficial ownership.

(D)Includes (i) 1,028,568 shares of Common Stock held by a trust for the benefit of Neil E. Lipke and (ii) 7,500 shares of Common Stock issuable under currently exercisable options granted to Neil E. Lipke pursuant to the Non-Qualified Plan. Excludes 22,500 shares of Common Stock issuable under options granted to Neil E. Lipke pursuant to the Non-Qualified Plan which are not exercisable within sixty (60) days. Also excludes (i) 60,880 shares of Common Stock held by a trust for the benefit of Brian
J. Lipke and 30,000 shares of Common Stock held by a trust for the benefit of Meredith A. Lipke-de Blok, as to each of which Neil E. Lipke serves as one of five trustees and shares voting and investment power and as to which he disclaims beneficial ownership, (ii) 4,215 shares of Common Stock held by trusts for the benefit of the daughters of Brian J. Lipke, as to which Neil
E. Lipke serves as one of three trustees and shares voting and investment power and as to which he disclaims beneficial ownership and 2,580 shares of Common Stock held by trusts for the benefit of the children of Eric R. Lipke, as to which Neil E. Lipke serves as one of three trustees and shares voting and investment power and as to which he disclaims beneficial ownership.

(E)Includes (i) 1,070,603 shares of Common Stock held by three
(3) trusts for the benefit of Meredith A. Lipke-de Blok, (ii) 4,400 shares of Common Stock held in a custodial account for the benefit of the daughter of Meredith A. Lipke-de Blok pursuant to the New York Uniform Gift to Minors Act and (iii) 2,640 shares of Common Stock held by a trust for the benefit of the daughter of Meredith A. Lipke-de Blok. Excludes 2,500 shares of Common Stock issuable under options granted to Meredith A Lipke-de Blok pursuant to the Non-Qualified Plan which are not exercisable within sixty (60) days. Also excludes 60,880 shares of Common Stock held by a trust for the benefit of Brian J. Lipke, as to which Meredith A. Lipke-de Blok serves as one of five trustees and shares voting and investment power and as to which she disclaims beneficial ownership.

(F)Includes (i) 992,568 shares of Common Stock held by a trust for the benefit of Eric R. Lipke, (ii) 2,580 shares of Common Stock held by trusts for the benefit of the children of Eric R. Lipke and (iii) 7,500 shares of Common Stock issuable under currently exercisable options granted to Eric R. Lipke pursuant to the Non-Qualified Plan and (iv) 3,360 shares of Common Stock held in custodial accounts for the benefit of the children of Eric R. Lipke. Excludes 12,500 shares of Common Stock issuable under options granted to Eric R. Lipke pursuant to the Non-Qualified Plan which are not exercisable within sixty (60) days. Also excludes (i) 1,015,068 shares of Common Stock held by a trust for the benefit of Brian J. Lipke, as to which Eric R.
Lipke serves as one of three trustees and shares voting and investment power and as to which Eric R. Lipke disclaims beneficial ownership, (ii) 60,880 shares of Common Stock held by a trust for the benefit of Brian J. Lipke and 30,000 shares of Common Stock held by a trust for the benefit of Meredith A. Lipke-de Blok, as to each of which Eric R. Lipke serves as one of five trustees and shares voting and investment power and as to which he disclaims beneficial ownership and (iii) 4,215 shares of Common Stock held by trusts for the benefit of the children of Brian J. Lipke, as to which Eric R. Lipke serves as one of three trustees and shares voting and investment power and as to which he disclaims beneficial ownership.

(G)Includes 866,523 shares of Common Stock held by a trust for the benefit of Curtis W. Lipke and excludes (i) 60,880 shares of Common Stock held by a trust for the benefit of Brian J. Lipke and 30,000 shares of Common Stock held by a trust for the benefit of Meredith A. Lipke-de Blok, as to each of which Curtis W. Lipke serves as one of five trustees and shares voting and investment power and as to which he disclaims beneficial ownership, (ii) 2,640 shares of Common Stock held by a trust for the benefit of the daughter of Meredith A. Lipke-de Blok, as to which Curtis W. Lipke serves as one of four trustees and shares voting and investment power and as to which he disclaims beneficial ownership, (iii) 4,215 shares of Common Stock held by trusts for the benefit of the children of Brian J. Lipke, as to which Curtis
W. Lipke serves as one of three trustees and shares voting and investment power and as to which he disclaims beneficial ownership and (iv) 2,580 shares of Common Stock held by trusts for the benefit of the children of Eric R. Lipke, as to which Curtis W. Lipke serves as one of the trustees and shares voting and investment power and as to which he disclaims beneficial ownership.

(H)Includes 834,585 shares of Common Stock held by the Kenneth E. Lipke Trust. Excludes 2,640 shares of Common Stock held by a trust for the benefit of the daughter of Meredith A. Lipke-de Blok, as to which Patricia K. Lipke serves as one of four trustees and shares voting and investment power and as to which she disclaims beneficial ownership.

(I)Includes 50,938 shares of Common Stock issuable under currently exercisable options granted to Mr. Lippes pursuant to the Non-Qualified Plan. Excludes 312 shares of Common Stock issuable under options granted to Mr. Lippes pursuant to the Non-Qualified Plan which are not exercisable within sixty (60) days.

(J)Includes 25,938 shares of Common Stock issuable under currently exercisable options granted to Mr. Montague pursuant to the Non-Qualified Plan. Excludes 312 shares of Common Stock issuable under options granted to Mr. Montague pursuant to the Non-Qualified Plan which are not exercisable within sixty (60) days.

(K)Includes (i) 50,938 shares of Common Stock issuable under currently exercisable options granted to Mr. Russ pursuant to the Non-Qualified Plan and (ii) an aggregate of 1,500 shares of Common Stock held by three (3) trusts for the benefit of the Russ' children as to each of which Mr. Russ serves as a trustee. Excludes 312 shares of Common Stock issuable under options granted to Mr. Russ pursuant to the Non-Qualified Plan which are not exercisable within sixty (60) days. Also excludes an aggregate of (i) 4,914,250 shares of Common Stock owned by a trust for the benefit of each Brian J. Lipke, Neil E. Lipke, Curtis W. Lipke, Eric R. Lipke and Meredith A. Lipke-de Blok, as to each of which Mr. Russ serves as one of three trustees and shares voting and investment power and as to which he disclaims beneficial ownership and (ii) 834,585 shares of Common Stock held by the Kenneth E. Lipke Trust, as to which Mr. Russ serves as one of three trustees and shares voting and investment power and as to which he disclaims beneficial ownership.

(L)Includes 25,938 shares of Common Stock issuable under currently exercisable options granted to Mr. Campbell pursuant to the Non-Qualified Plan. Excludes 312 shares of Common Stock issuable under options granted to Mr. Campbell pursuant to the Non-Qualified Plan which are not exercisable within sixty (60) days.

(M)Includes (i) 18,750 shares of Common Stock issuable under currently exercisable options granted to Mr. Erazmus under the Incentive Plan, (ii) 800 shares of Common Stock held by an Individual Retirement Account for the benefit of Mr. Erazmus,
(iii) 500 shares of Common Stock held by an Individual Retirement Account for the benefit of the spouse of Mr. Erazmus and (iv) 1,350 shares of Common Stock allocated to Mr. Erazmus's self-directed account under the Company's 401(k) Retirement Savings Plan. Excludes 35,000 shares of Common Stock issuable under options granted to Mr. Erazmus pursuant to the Incentive Plan which are not exercisable within sixty (60) days.

(N)Includes 18,750 shares of Common Stock issuable under currently exercisable options granted to Mr. Rosenecker under the Incentive Plan. Excludes 32,500 shares of Common Stock issuable under options granted to Mr. Rosenecker pursuant to the Incentive
Plan which are not exercisable within sixty (60) days.

(O)Includes (i) 18,750 shares of Common Stock issuable under currently exercisable options granted to Mr. Spezio under the Incentive Plan and (ii) 235 shares of Common Stock allocated to Mr. Spezio's self-directed account under the Company's 401(k) Retirement Savings Plan. Excludes 32,500 shares of Common Stock issuable under options granted to Mr. Spezio pursuant to the Incentive Plan which are not exercisable within sixty (60) days.

(P)Excludes 28,750 shares of Common Stock issuable under options granted to Mr. Wark pursuant to the Incentive Plan which are not exercisable within sixty (60) days.

(Q)Includes options to purchase an aggregate of 56,250 shares of Common Stock issuable to certain executive officers under the Incentive Plan and an aggregate of 180,002 shares of Common Stock issuable to certain executive officers and directors under the Non-Qualified Plan, all of which are exercisable within sixty
(60) days. Excludes options to purchase an aggregate of 128,750 shares of Common Stock issued to certain executive officers under the Incentive Plan and an aggregate of 64,998 shares of Common Stock issued to certain executive officers and directors under the Non-Qualified Plan, none of which are exercisable within sixty (60) days.


  VOTE REQUIRED. The affirmative vote of a plurality of the shares of Common Stock present, in person or by proxy, is required for the election of each Director, assuming a quorum is present or represented at the meeting.

  The Board of Directors recommends a vote "FOR" the nominee for Class III Director.

                           PROPOSAL 2
  AMENDMENT AND RESTATEMENT OF THE GIBRALTAR STEEL CORPORATION
                  INCENTIVE STOCK OPTION PLAN

  On May 20, 1997, the Board of Directors approved the Third Amendment and Restatement of the Incentive Plan (the "Incentive Plan Restatement"), providing: (i) for an increase in the number of shares of Common Stock reserved for issuance under the Incentive Plan from 600,000 to 850,000 shares; (ii) that members of the committee that administers the Incentive Plan will be eligible to receive options under the Incentive Plan; (iii) that employees that own 10% or more of the combined voting power of all classes of the Company's outstanding capital stock will be permitted to receive options subject to certain minimum requirements (described below) regarding the option exercise price and the option exercise period; and (iv) that, under certain limited circumstances, options granted to executive officers will be transferable. Pursuant to the terms of the Incentive Plan, the Board of Directors is seeking stockholder approval of the Incentive Plan Restatement.

  Information concerning the number of options granted to certain executive officers under the Incentive Plan during the last year is set forth above under the heading "Executive Compensation."

  The following is a summary of the material features of the Incentive Plan Restatement and does not purport to be complete. The summary is subject in all respects and is qualified in its entirety by reference to the Incentive Plan Restatement, the full text of which is set forth as Appendix A to this Proxy Statement.

  Purpose. The Incentive Plan is intended to provide officers and other key employees of the Company and its subsidiaries with an additional incentive for them to promote the business of the Company, to increase their propriety interest in the success of the Company and to encourage them to remain in the employ of the Company.

  Administration. The Incentive Plan is administered by a committee appointed by the Board of Directors and consisting of not less than two Directors (the "Incentive Committee"). The
Incentive Committee has the sole authority to grant options under the Incentive Plan, and all actions taken by the Incentive
Committee in administering the Incentive Plan are final.

  Reservation of Common Stock. The Company has reserved 600,000 shares of Common Stock for issuance under the Incentive Plan. In the event the Incentive Plan Restatement is approved, there will be 850,000 shares of Common Stock reserved. Any options issued under the Incentive Plan which are forfeited or terminated, will be available for reissuance under the Incentive Plan. If the Company's outstanding shares of Common Stock are increased or decreased as a result of stock dividends, stock splits, recapitalizations or other means having the same effect, or if the Company's Common Stock is converted into other shares or securities of the Company as a result of a reorganization, the number of shares of Common Stock available for issuance under the Incentive Plan and the number of shares of Common Stock issuable under outstanding options under the Incentive Plan shall be proportionately adjusted by the Incentive Committee.

  Participants. The Incentive Committee shall determine from among the officers and key employees of the Company and its subsidiaries those individuals to whom options under the Incentive Plan shall be granted, the terms and provisions of the options granted (which terms need not be identical), the time or times at which options shall be granted and the number of shares of Common Stock for which options are granted. As of December 31, 1997, 89 employees had received options under the Incentive Plan.

  Option Price. The exercise price of each option granted under the Incentive Plan shall be determined by the Incentive Committee at the time the option is granted, but in no event shall such exercise price be less than 100% of the fair market value of the Common Stock on the date of the grant. Notwithstanding the foregoing, if any options are granted to individuals holding 10% or more of the combined voting power of all classes of the Company's outstanding capital stock, in no event shall the exercise price of the options granted to any such individuals be less than 110% of the fair market value of the Common Stock on the date of the grant.

  Option Exercise Periods. Any option granted under the Incentive Plan may be exercised not earlier than one year nor later than ten years from the date such option is granted, provided that, options granted to individuals holding 10% or more of the combined voting power of all classes of the Company's outstanding capital stock may not be exercised later than five years from the date any such options are granted. The recipient of an option must remain in the continuous employment of the Company or its subsidiaries from the date of the grant of the option to and including the date of exercise of the option. In addition, with respect to all options granted under the Incentive Plan, unless the Incentive Committee shall specify otherwise, the right of a recipient to exercise his option shall accrue, on a cumulative basis, at the rate of 25% per year. Upon a "change in control" of the Company (as defined in the Incentive Plan) or upon the retirement, death or disability of a recipient, all outstanding unexercised options granted to such recipient under the Incentive Plan become immediately exercisable.

  Federal Tax Consequences. The Code limits to $l00,000 the value of employer stock subject to incentive stock options that first become exercisable in any one year, based on the fair market value of the stock at the date of grant. Upon exercise, an optionee will not realize federally taxable income (except that the alternative minimum tax may apply) and the Company will not be entitled to any deduction. If the optionee sells the shares more than two years after the grant date and more than one year after exercise, the entire gain, if any, realized upon the sale will be federally taxable to the optionee as long-term capital gain and the Company will not be entitled to a corresponding deduction. If the optionee does not satisfy the holding period requirements, the optionee will realize ordinary income, in most cases equal to the difference between the option price of the shares and the lesser of the fair market value of the shares on the exercise date or the amount realized on a sale or exchange of the shares, and the Company will be entitled to a corresponding deduction.

  Transferability. Generally, options granted under the Incentive Plan are not transferable by a recipient during his lifetime. However, to the extent that an executive officer of the Company has received options that first become exercisable in any one year, which options have fair market value (based on the fair market value of the Common Stock at the date of the option grant) which exceeds $100,000, such executive officers may transfer to their immediate family members, options to purchase common stock of the Company having an aggregate value equal to the amount by which the aggregate value of all options which first become exercisable in such year exceeds $100,000.

  Amendments. The Board of Directors may suspend, amend or terminate the Incentive Plan, provided that, in the absence of stockholder approval, no such amendment shall (i) increase the maximum number of shares as to which options may be issued under the Incentive Plan (ii) materially increase the benefits accruing to participants under the Incentive Plan or (iii) materially modify the requirements as to eligibility or participation in the Incentive Plan.

  Effective Date. The Incentive Plan was approved initially by the stockholders of the Company on September 21, 1993. The First
Amendment was adopted by the Company effective August 9, 1994.

  Vote Required. The Affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Meeting is required to approve the Incentive Plan Restatement. If the stockholders do not approve the Incentive Plan Restatement, the Incentive Plan in its current form will remain in effect.

  The Board of Directors recommends a vote "FOR" Proposal 2.



                         OTHER MATTERS

  The Company's management does not presently know of any matters to be presented for consideration at the Annual Meeting other than the matters described in the Notice of Annual Meeting. However, if other matters are presented, the accompanying proxy confers upon the person or persons entitled to vote the shares represented by the proxy, discretionary authority to vote such shares in respect of any such other matter in accordance with their best judgment.

                       OTHER INFORMATION

  Price Waterhouse LLP has been selected as the independent auditors for the Company's current fiscal year and has been the Company's independent auditors for its most recent year ended
December 31, 1997.

  Representatives of Price Waterhouse LLP are expected to be present at the 1998 Annual Meeting of Stockholders and will have the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

  THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO. Such written request should be directed to Gibraltar Steel Corporation, 3556 Lake Shore Road, PO Box 2028, Buffalo, New York 14219-0228, Attention: Walter T. Erazmus. Each such request must set forth a good faith representation that, as of March 23, 1998, the person making the request was a beneficial owner of securities entitled to vote at the Annual Meeting of Stockholders.



STOCKHOLDERS' PROPOSALS

  Proposals of stockholders intended to be presented at the 1998
Annual Meeting must be received by the Company by December __, 1998 to be considered for inclusion in the Company's Proxy
Statement and form of proxy relating to that meeting.




  The accompanying Notice and this Proxy Statement are sent by order of the Board of Directors.

                                   WALTER T. ERAZMUS

Secretary

Dated:  April __, 1998


_________________________________________________________________
STOCKHOLDERS ARE URGED TO EXECUTE THE ACCOMPANYING PROXY AND
RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE, WHETHER OR NOT
THEY EXPECT TO ATTEND THE MEETING.  A STOCKHOLDER MAY
NEVERTHELESS VOTE IN PERSON IF HE DOES NOT ATTEND.

                         APPENDIX A

                  GIBRALTAR STEEL CORPORATION
                           INCENTIVE
                       STOCK OPTION PLAN
                  ___________________________

                Third Amendment and Restatement

                   __________________________


     WHEREAS, Gibraltar Steel Corporation, a Delaware corporation with offices at 3556 Lake Shore Road, Buffalo, New York 14219 (the "Company") adopted an incentive stock option plan known as the "Gibraltar Steel Corporation Incentive Stock Option Plan (the "Plan") on September 21, 1993 to enable the Company to attract and retain highly qualified individuals as officers and key employees of the Company by providing such officers and key employees an equity based form of incentive compensation; and

     WHEREAS, the Company amended the Plan effective August 9, 1994 to allow members of the Committee of Directors that administers the Plan to be eligible to receive options under the terms of other plans which, from time to time, are adopted and maintained by the Company including, but not limited to, the Gibraltar Steel Corporation Non-Qualified Stock Option Plan; and

     WHEREAS, the Company amended the Plan effective February 15, 1996 to increase the total number of shares of common stock, par value $.01 per share of the Company (hereinafter the "Common Stock") which may be issued in connection with options granted pursuant to the terms of the Plan by Two Hundred Thousand (200,000) shares; and

     WHEREAS, as a result of a change in the provisions of Rule 16b-3 as issued and in effect under the terms of the Securities and Exchange Act of 1934 prior to August 1, 1996, the Company desires to amend the Plan to allows options granted under the terms of the Plan, including previously issued options and options which may be issued in the future pursuant to the Plan to be transferred by any Executive Officers of the Company that have been granted such options to the extent that such options are not "qualified" options because the fair market value of the common stock of the Company (determined as of the date of the grant of such options) which can be acquired pursuant to the exercise of such options (to the extent such options first become exercisable in any calendar year) when added to the fair market value of the common stock of the Company which can be acquired pursuant to the terms of all other incentive stock options which first become exercisable in any such calendar year exceeds $100,000; and

     WHEREAS, the Company also desires to amend the Plan to increase the total number of shares of Common Stock which may be issued in connection with options granted pursuant to the terms of the Plan by Two Hundred Fifty Thousand (250,000); and

     WHEREAS, the Company desires to amend and restate the terms of the Plan to permit the Executive Officers of the Company to transfer options which they have or been granted or may, in the future, be granted to the extent described above, to increase the number of share of Common Stock which may be issued in connection with options granted pursuant to the terms of the Plan and to make certain other technical amendments to the terms of the Plan;

     NOW, THEREFORE, in consideration of the foregoing, the Company hereby adopts the following as the Third Amendment and Restatement of the Gibraltar Steel Corporation Incentive Stock
Option Plan effective as of May 20, 1997:

     1. Purpose of Plan. The Gibraltar Steel Corporation Incentive Stock Option Plan (the "Plan") is intended to provide officers and other key employees of the Company and officers and other key employees of any subsidiaries of the Company as that term is defined in Section 3 below (hereinafter individually referred to as a "Subsidiary" and collectively as "Subsidiaries") with an additional incentive for them to promote the success of the business, to increase their proprietary interest in the success of the Company and its Subsidiaries, and to encourage them to remain in the employ of the Company or its Subsidiaries. The above aims will be effectuated through the granting of certain stock options, as herein provided, which are intended to qualify as Incentive Stock Options ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as the same has been and shall be amended ("Code").

     2. Administration. The Plan shall be administered by a Committee (the "Committee") composed of not less than two (2) Directors of the Company who shall be appointed by and serve at the pleasure of the Board of Directors of the Company. If the Committee is composed of two (2) Directors, both members of the Committee must approve any action to be taken by the Committee in order for such action to be deemed to be an action of the Committee pursuant to the provisions of this Plan. If the Committee is composed of more than two (2) Directors, a majority of the Committee shall constitute a quorum for the conduct of its business, and (a) the action of a majority of the Committee members present at any meeting at which a quorum is present, or
(b) action taken without a meeting by the approval in writing of a majority of the Committee members, shall be deemed to be action by the Committee pursuant to the provisions of the Plan. The Committee is authorized to adopt such rules and regulations for the administration of the Plan and the conduct of its business as it may deem necessary or proper.

          Any action taken or interpretation made by the Committee under any provision of the Plan or any option granted hereunder shall be in accordance with the provisions of the Code, and the regulations and rulings issued thereunder as such may be amended, promulgated, issued, renumbered or continued from time to time hereafter in order that, to the greatest extent possible, the options granted hereunder shall constitute "incentive stock options" within the meaning of the Code. All action taken pursuant to this Plan shall be lawful and with a view to obtaining for the Company and the option holder the maximum advantages under the law as then obtaining, and in the event that any dispute shall arise as to any action taken or interpretation made by the Committee under any provision of the Plan, then all doubts shall be resolved in favor of such having been done in accordance with the said Code and such revenue laws, amendments, regulations, rulings and provisions as may then be applicable. Any action taken or interpretation made by the Committee under any provision of the Plan shall be final. No member of the Board of Directors or the Committee shall be liable for any action, determination or interpretation taken or made under any provision of the Plan or otherwise if done in good faith.

     3. Participation. The Committee shall determine from among the officers and key employees of the Company and its Subsidiaries (as such term is defined in Section 424 of the Code) those individuals to whom options shall be granted (sometimes hereinafter referred to as "Optionees"), the terms and provisions of the options granted (which need not be identical), the time or times at which options shall be granted and the number of shares of Common Stock, (or such number of shares of stock in which the Common Stock may at any time hereafter be constituted), for which options are granted.

          In selecting Optionees and in determining the number of shares for which options are granted, the Committee may weigh and consider the following factors: the office or position of the Optionee and his degree of responsibility for the growth and success of the Company and its Subsidiaries, length of service, remuneration, promotions, age and potential. The foregoing factors shall not be considered to be exclusive or obligatory upon the Committee, and the Committee may properly consider any other factors which to it seems appropriate. The terms and conditions of any option granted by the Committee under this Plan shall be contained in a written statement which shall be delivered by the Committee to the Optionee as soon as practicable following the Committee's establishment of the terms and conditions of such option.

          An Optionee who has been granted an option under the Plan may be granted additional options under the Plan if the Committee shall so determine.

          Notwithstanding the foregoing, if at the time an option is granted to an individual under this Plan, the individual owns stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, (or if such individual would be deemed to own such percentage of such stock under Section 424(d) of the Code) such option shall continue to be valid and binding upon the Company according to its terms but shall not be deemed to have been granted under this Plan and shall not be deemed to be an "incentive stock option" as defined in Section 422(b) of the Code unless: (a) the price per share at which common stock of the Company may be acquired in connection with the exercise of such options is not less than one hundred ten percent (110%) of the fair market value of such common stock, determined as of the date of the grant of such options; and (b) the period of time within which such options must be exercised does not exceed five (5) years from the date on which such options are granted. In addition, in no event shall any options be granted under this Plan at any time after the termination date set forth at the end of this Plan.

     4. Shares Subject to the Plan. The Company is authorized to issue options under this Plan for the purchase of the number of shares of Common Stock described in the following provisions of this Section 4. On September 21, 1993 (the date on which this Plan became effective), the aggregate number of shares of Common Stock which were reserved for issuance pursuant to options which were permitted to be granted hereunder was Four Hundred Thousand (400,000) shares (subject to the anti-dilutive adjustments provided for by Section 5 hereof). Effective February 15, 1996, in addition to the number of shares of Common Stock reserved for issuance pursuant to options which were permitted to be granted as of February 14, 1996, an additional Two Hundred Thousand (200,000) shares of Common Stock were reserved for issuance pursuant to options which may be granted hereunder. Effective May 20, 1997, in addition to the number of shares of Common Stock reserved for issuance pursuant to options which were permitted to be granted as of May 19, 1997, an additional Two Hundred Fifty Thousand (250,000) shares of Common Stock shall be reserved for issuance pursuant to options which may be granted hereunder. Accordingly, the total number of shares of Common Stock which may be issued pursuant to the exercise of options which may be granted under the terms of this Plan shall be equal to the sum of: (a) Four Hundred Thousand (400,000) shares (subject to anti-dilutive adjustments made at any time after September 21, 1993 pursuant to Section 5 hereof); (b) Two Hundred Thousand (200,000) shares (subject to anti-dilutive adjustments made at any time after February 15, 1996 pursuant to Section 5 hereof); and (c) Two Hundred Fifty Thousand (250,000) shares (subject to anti-dilutive adjustments made at any time after May 20, 1997 pursuant to Section 5 hereof).

          Notwithstanding the foregoing, if this amendment and restatement to the Plan is not approved by the stockholders of the Company within twelve (12) months following the effective date of this amendment and restatement, and if any options are issued pursuant to the terms of this Plan at any time after: (x) the total number of shares of Common Stock which may be acquired upon the exercise of all previously issued options equals: (y) the sum of: (i) Four Hundred Thousand (400,000) shares (subject to the anti-dilutive adjustments made at any time after September 21, 1993 pursuant to Section 5 hereof); and (ii) Two Hundred Thousand (200,000) shares (subject to anti-dilutive adjustments made at any time after February 15, 1996 pursuant to Section 5 hereof), any option issued after such time shall continue to be valid and binding upon the Company pursuant to its terms but shall not be deemed to be an "incentive stock option" as defined in section 422(b) of the Code.

          With respect to shares subject to options which expire or terminate pursuant to the provisions of this Plan without having been exercised in full, such shares shall be considered to be available again for placement under options granted thereafter under the Plan. Shares issued pursuant to the exercise of incentive stock options granted under the Plan shall be fully paid and non-assessable.

     5. Anti-Dilution Provisions. The aggregate number of shares of Common Stock and the class of such shares as to which options may be granted under the Plan, the number and class of such shares subject to each outstanding option, the price per share thereof (but not the total price), and the number of such shares as to which an option may be exercised at any one time, shall all be adjusted proportionately in the event of any change, increase or decrease in the outstanding shares of Common Stock Company or any change in classification of its Common Stock without receipt of consideration by the Company which results either from a split-up, reverse split or consolidation of shares, payment of a stock dividend, recapitalization, reclassification or other like capital adjustment so that upon exercise of the option, the Optionee shall receive the number and class of shares that he would have received had he been the holder of the number of shares of Common Stock for which the option is being exercised immediately preceding such change, increase or decrease in the outstanding shares of Common Stock. Any such adjustment made by the Committee shall be final and binding upon all Optionees, the Company, and all other interested persons. Any adjustment of an incentive stock option under this paragraph shall be made in such manner as not to constitute a "modification" within the meaning of Section 424(h)(3) of the Code.

          Anything in this Section 5 to the contrary notwithstanding, no fractional shares or scrip representative of fractional shares shall be issued upon the exercise of any option. Any fractional share interest resulting from any change, increase or decrease in the outstanding shares of Common Stock or resulting from any reorganization, merger, or consolidation for which adjustment is provided in this Section 5 shall disappear and be absorbed into the next lowest number of whole shares, and the Company shall not be liable for any payment for such fractional share interest to the Optionee upon his exercise of the option.

     6. Option Price. The purchase price under each option issued shall be determined by the Committee at the time the option is granted, but in no event shall such purchase price be less than one hundred percent (100%) of the fair market value of the Common Stock on the date of the grant. If the Common Stock is listed upon an established stock exchange or exchanges on the day the option is granted, such fair market value shall be deemed to be the highest closing price of the Common Stock on such stock exchange or exchanges on the day the option is granted, or if no sale of the Company's Common Stock shall have been made on any stock exchange on that day, on the next preceding day on which there was a sale of such stock.

          If the Common Stock is listed in the NASDAQ National Market System, the fair market value of the Common Stock shall be the average of the high and low closing sale prices in the NASDAQ National Market System on the day the option is granted, or if no sale of the Common Stock shall have been made on the NASDAQ National Market System on that day, on the next preceding day on which there was a sale of such stock.

     7. Option Exercise Periods. The time within which any option granted hereunder may be exercised shall be, by its terms, not earlier than one (1) year from the date such option is granted and not later than ten (10) years from the date such option is granted. Subject to the provisions of Section 10 hereof, the Optionee must remain in the continuous employment of the Company or any of its Subsidiaries from the date of the grant of the option to and including the date of exercise of option in order to be entitled to exercise his option. Options granted hereunder shall be exercisable in such installments and at such dates as the Committee may specify. In addition, with respect to all options granted under this Plan, unless the Committee shall specify otherwise, the right of each Optionee to exercise his option shall accrue, on a cumulative basis, as follows:

          (a) one-fourth (1/4) of the total number of shares of Common Stock which could be purchased (subject to adjustment as provided in Section 5 hereof) (such number being hereinafter referred to as the "Optioned Shares") shall become available for purchase pursuant to the option at the end of the one (1) year period beginning on the date of the option grant;

          (b) one-fourth (1/4) of the Optioned Shares shall become available for purchase pursuant to the option at the end of the two (2) year period beginning on the date of the option grant;

          (c) one-fourth (1/4) of the Optioned Shares shall become available for purchase pursuant to the option at the end of the three (3) year period beginning on the date of the option grant; and

          (d) one-fourth (1/4) of the Optioned Shares shall become available for purchase pursuant to the option at the end of the four (4) year period beginning on the date of the option grant.

          Continuous employment shall not be deemed to be interrupted by transfers between the Subsidiaries or between the Company and any Subsidiary, whether or not elected by termination from any Subsidiary of the Company and re-employment by any other Subsidiary or the Company. Time of employment with the Company shall be considered to be one employment for the purposes of this Plan, provided there is no intervening employment by a third party or no interval between employments which, in the opinion of the Committee, is deemed to break continuity of service. The Committee shall, at its discretion, determine the effect of approved leaves of absence and all other matters having to do with "continuous employment". Where an Optionee dies while employed by the Company or any of its Subsidiaries, his options may be exercised following his death in accordance with the provisions of Section 10 below.

          Notwithstanding the foregoing provisions of this
Section 7, in the event the Company or the stockholders of the Company enter into an agreement to dispose of all or substantially all of the assets or stock of the Company by means of a sale, merger, consolidation, reorganization, liquidation, or otherwise, or in the event a Change of Control shall occur, an option shall become immediately exercisable with respect to the full number of shares subject to that option during the period commencing as of the date of execution of such agreement and ending as of the earlier of: (i) ten (10) years from the date such option was granted; or (ii) ninety (90) days following the date on which a Change in Control occurs or the disposition of assets or stock contemplated by the agreement is consummated. Ninety (90) days following the consummation of any such disposition of assets or stock, or Change in Control, this Plan and any unexercised options issued hereunder (or any unexercised portion thereof) shall terminate and cease to be effective, unless provision is made in connection with such transaction for assumption of options previously granted or the substitution for such options of new options covering the securities of a successor corporation or an affiliate thereof, with appropriate adjustments as to the number and kind of securities and prices.

          For purposes of this Plan, a "Change in Control" shall be deemed to have occurred if:

          (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than thirty percent (30%) of the then outstanding voting stock of the Company, otherwise than through a transaction arranged by, or consummated with the prior approval of its Board of Directors; or

          (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company (and any new director whose election to the Board of Directors or whose nomination for election by the Company's stockholders was approved by a vote of at least two thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) (the "Continuing Directors") cease for any reason to constitute a majority thereof; or

          (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation (provided, however, that if prior to the merger or consolidation, the Board of Directors of the Company adopts a resolution that is approved by a majority of the Continuing Directors providing that such merger or consolidation shall not constitute a "Change in Control" for purposes of the Plan, then such a merger or consolidation shall not constitute a "Change in Control"); or

          (d) the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all the assets of the Company.

          Any change or adjustment made pursuant to the terms of this paragraph shall be made in such a manner so as not to constitute a "modification" as defined in Section 424 of the Code, and so as not to cause any incentive stock option issued under this Plan to fail to continue to qualify as an incentive stock option as defined in Section 422(b) of the Code. Notwithstanding the foregoing, in the event that any such agreement shall be terminated without consummating the disposition of said stock or assets, any unexercised unaccrued installments that had become exercisable solely by reason of the provisions of this paragraph shall again become unaccrued and unexercisable as of said termination of such agreement; subject, however, to such installments accruing pursuant to the normal accrual schedule provided in the terms under which such option was granted. Any exercise of an installment prior to said termination of said agreement shall remain effective despite the fact that such installment became exercisable solely by reason of the Company or its stockholders entering into said agreement to dispose of the stock or assets of the Company.

     8. Exercise of Option. Options shall be exercised as follows:

          (a) Notice and Payment. Each option, or any installment thereof, shall be exercised, whether in whole or in part, by giving written notice to the Company at its principal office, specifying the options being exercised (by reference to the date of the grant of the option), the number of shares to be purchased and the purchase price being paid, and accompanied by the payment of all or such part of the purchase price as shall be specified in the option, by cash, certified or bank check payable to the order of the Company. Each such notice shall contain representations on behalf of the Optionee that he acknowledges that the Company is selling the shares being acquired by him under a claim of exemption from registration under the Securities Act of 1933 as amended (the "Act"), as a transaction not involving any public offering; that he represents and warrants that he is acquiring such shares with a view to "investment" and not with a view to distribution or resale; and that he agrees not to transfer, encumber or dispose of the shares unless: (i) a registration statement with respect to the shares shall be effective under the Act, together with proof satisfactory to the

Company that there has been compliance with applicable state law; or (ii) the Company shall have received an opinion of counsel in form and content satisfactory to the Company to the effect that the transfer qualifies under Rule 144 or some other disclosure exemption from registration and that no violation of the Act or applicable state laws will be involved in such transfer, and/or such other documentation in connection therewith as the Company's counsel may in its sole discretion require.

          (b) Issuance of Certificates. Certificates representing the shares purchased by the Optionee shall be issued as soon as practicable after the Optionee has complied with the provisions of Section 8(a) hereof.

          (c) Rights as a Stockholder. The Optionee shall have no rights as a stockholder with respect to the shares of Common
Stock purchased until the date of the issuance to him of a certificate representing such shares.

     9.   Assignment of Option.

          (a) Subject to the provisions of Sections 9(b) and 10(c) hereof, options granted under this Plan may not be assigned voluntarily or involuntarily or by operation of law and any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any incentive stock option, or any right thereunder, contrary to the provisions hereof shall be void and ineffective, shall give no right to the purported transferee, and shall, at the sole discretion of the Committee, result in forfeiture of the option with respect to the shares involved in such attempt.

          (b) Notwithstanding anything to the contrary contained in the terms of the Plan as in effect at any time prior to the date hereof and notwithstanding anything to the contrary contained in the terms of any statement, letter or other document or agreement setting forth the terms and conditions of any options previously issued pursuant to the terms of this Plan, any and all Non-Qualified Options (as defined in Section 13 hereof) previously issued to any officer of the Company (as defined in Rule 16A-a(f) issued under the Securities and Exchange Act of 1934 (hereinafter an "Executive Officer")) pursuant to the terms of the Plan and, subject to the approval of the Committee, any Non-Qualified Options which may be granted or issued to any Executive Officer of the Company at any time in the future pursuant to the terms of the Plan shall be transferable by the Executive Officer to whom such Non-Qualified Options have been or are granted to: (i) the spouse, children or grandchildren of the Executive Officer (hereinafter "Immediate Family Members"); (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members; (iii) a partnership or limited liability company in which such Immediate Family Members are the only partners or members; or (iv) a private foundation established by the Executive Officer; provided that: (x) there may be no consideration for any such transfer; (y) in the case of Non-Qualified Options which may be granted in the future, the statement, letter or other document or agreement setting forth the terms and conditions of any such Non-Qualified Options must expressly provide for and limit the transferability of such Non-Qualified Options to transfers which are permitted by the foregoing provisions of this Section 9(b); and (z) any subsequent transfer of transferred Non-Qualified Options shall, except for transfers occurring as a result of the death of the transferee as contemplated by Section 10(e), be prohibited. Following the transfer of any Non-Qualified Options as permitted by the foregoing provisions of this Section 9(b), any such transferred Non-Qualified Options shall continue to be subject to the same terms and conditions applicable to such Non-Qualified Options immediately prior to the transfer; provided that, for purposes of this Plan, the term "Optionee" shall be deemed to refer to the transferee. Notwithstanding the foregoing, the events of termination of employment of Section 10 hereof shall continue to be applied with respect to the original Optionee for the purpose of determining whether or not the Non-Qualified Options shall be exercisable by the transferee and, upon termination of the original Optionee's employment, the Non-Qualified Options shall be exercisable by the transferee only to the extent and for the periods specified in Section 10 below.

     10. Effect of Termination of Employment, Death or Disability. (a) In the event of the termination of employment of an Optionee during the two (2) year period after the date of issuance of an option to him either by reason of: (i) a discharge for cause; or (ii) voluntary separation on the part of the Optionee and without consent of the Company or the Subsidiary for whom the Optionee was employed, any option or options theretofore granted to him under this Plan, to the extent not theretofore exercised by him, shall forthwith terminate.

          (b) In the event of the termination of employment of an Optionee (otherwise than by reason of death or retirement of the

Optionee at his Retirement Date) by the Company or by any of the Subsidiaries employing the Optionee at such time, any option or options granted to him under the Plan to the extent not theretofore exercised shall be deemed cancelled and terminated forthwith, except that, subject to the provisions of subparagraph
(a) of this Section, such Optionee may exercise any options theretofore granted to him, which have not then expired and which are otherwise exercisable within the provisions of Section 7 hereof, within three (3) months after such termination. If the employment of an Optionee shall be terminated by reason of the Optionee's retirement at his Retirement Date by the Company or by any of the Subsidiaries employing the Optionee at such time, the Optionee shall have the right to exercise such option or options held by him to the extent that such options have not expired, at any time within three (3) months after such retirement. The provisions of Section 7 to the contrary notwithstanding, upon retirement, all options held by an Optionee shall be immediately exercisable in full. The transfer of an Optionee from the employ of the Company to a Subsidiary corporation of the Company or vice versa, or from one Subsidiary corporation of the Company to another, shall not be deemed to constitute a termination of employment for purposes of this Plan.

          (c) In the event that an Optionee shall die while employed by the Company or by any of the Subsidiaries or shall die within three (3) months after retirement on his Retirement Date (from the Company or any Subsidiary), any option or options granted to him under this Plan and not theretofore exercised by him or expired shall be exercisable by the estate of the Optionee or by any person who acquired such option by bequest or inheritance from the Optionee in full, notwithstanding Section 7, at any time within one (1) year after the death of the Optionee. References herein above to the Optionee shall be deemed to include any person entitled to exercise the option after the death of the Optionee under the terms of this Section.

          (d) In the event of the termination of employment of an Optionee by reason of the Optionees' disability, the Optionee shall have the right, notwithstanding the provisions of Section 7 hereof, to exercise all options held by him, to the extent that options have not previously expired or been exercised, at any time within one (1) year after such termination. The term "disability" shall, for the purposes of this Plan, be defined in the same manner as such term is defined in Section 22(e)(3) of the Internal Revenue Code of 1986.

          (e) For the purposes of this Plan, "Retirement Date" shall mean, with respect an Optionee, the date the Optionee actually retires from his employment with the Company or, if applicable, the Subsidiary by whom he is employed; provided that such date occurs on or after the date the Optionee is otherwise entitled to retire under the terms of the retirement plan of the Company or, if applicable, the Subsidiary by whom the Optionee is employed.

     11. Amendment and Termination of the Plan. The Board of Directors of the Company may at any time suspend, amend or terminate the Plan; provided, however, that except as permitted in Section 13 hereof, no amendment or modification of the Plan which would:

          (a) increase the maximum aggregate number of shares as to which options may be granted hereunder (except as contemplated in Section 5); or

          (b) reduce the option price or change the method of determining the option price; or

          (c) increase the time for exercise of options to be granted or those which are outstanding beyond a term of ten (10) years; or

          (d) change the designation of the employees or class of employees eligible to receive options under this Plan,

          may be adopted unless with the approval of the holders of a majority of the outstanding shares of Common Stock represented at a stockholders' meeting of the Company, or with the written consent of the holders of a majority of the outstanding shares of Common Stock. No amendment, suspension or termination of the Plan may, without the consent of the holder of the option, terminate his option or adversely affect his rights in any material respect.

     12. Incentive Stock Options; Power to Establish Other Provisions. It is intended that the Plan shall conform to and (except as otherwise expressly set forth herein) each option shall qualify and be subject to exercise only to the extent that it does qualify as an "incentive stock option" as defined in
Section 422 of the Code and as such section may be amended from time to time or be accorded similar tax treatment to that accorded to an incentive stock option by virtue of any new revenue laws of the United States. The Board of Directors may make any amendment to the Plan which shall be required so to conform the Plan. Subject to the provisions of the Code, the Committee shall have the power to include such other terms and provisions in options granted under this Plan as the Committee shall deem advisable. The grant of any options pursuant to the terms of this Plan which do not qualify as "incentive stock options" as defined in Section 422 of the Code is hereby approved provided that the maximum number of shares of Common Stock of the Company which can be issued pursuant to the terms of this Plan (as provided for in Section 4 hereof) is not exceeded by the grant of any such options and, to the extent that any options previously granted pursuant to the terms of this Plan were not "incentive stock options" within the meaning of Section 422 of the Code, the grant of such options is hereby ratified, approved and confirmed.

     13. Maximum Annual Value of Options Exercisable. Notwithstanding any provisions of this Plan to the contrary if:
(a) the sum of: (i) the fair market value (determined as of the date of the grant) of all options granted to an Optionee under the terms of this Plan which become exercisable for the first time in any one calendar year; and (ii) the fair market value (determined as of the date of the grant) of all options previously granted to such Optionee under the terms of this Plan or any other incentive stock option plan of the Company or its subsidiaries which also become exercisable for the first time in such calendar year; exceeds (b) $100,000; then, (c) those options shall continue to be binding upon the Company in accordance with their terms but, to the extent that the aggregate fair market of all such options which become exercisable for the first time in any one calendar year (determined as of the date of the grant) exceeds $100,000, such options (referred to, for purposes of this Plan, as "Non-Qualified Options") shall not be deemed to be incentive stock options as defined in Section 422(b) of the Code. For purposes of the foregoing, the determination of which options shall be recharacterized as not being incentive stock options issued under the terms of this Plan shall be made in inverse order of their grant dates and, accordingly, the last options received by the Optionee shall be the first options to be recharacterized as not being incentive stock options granted pursuant to the terms of the Plan.

     14. General Provisions (a) No incentive stock option shall be construed as limiting any right which the Company or any parent or subsidiary of the Company may have to terminate at any time, with or without cause, the employment of an Optionee.

          (b) The Section headings used in this Plan are intended solely for convenience of reference and shall not in any manner amplify, limit, modify or otherwise be used in the construction or interpretation of any of the provisions hereof.

          (c) The masculine, feminine or neuter gender and the singular or plural number shall be deemed to include the other whenever the content so indicates or requires.

          (d) No options shall be granted under the Plan after ten (10) years from the date the Plan is adopted by the Board of Directors of the Company or approved by the stockholders of the Company, whichever is earlier.

     15. Effective Date and Duration of the Plan. The Plan became effective on September 21, 1993, the date the adoption of the Plan was approved by the Board of Directors of the Company. On November 5, 1993, as required by Section 422 of the Code, the Plan was approved by the Stockholders of the Company. The Plan will terminate on September 20, 2003; provided however, that the termination of the Plan shall not be deemed to modify, amend or otherwise affect the terms of any options outstanding on the date the Plan terminates.

     IN WITNESS WHEREOF, the undersigned has executed this Plan by and on behalf of the Company on and as of the 20th day of May, 1997.


                              GIBRALTAR STEEL CORPORATION



                              By: /s/ Walter T. Erazmus
                                      Walter T. Erazmus
                                      Executive Vice President



DATE ADOPTED BY BOARD OF DIRECTORS:  September 21, 1993

DATE APPROVED BY STOCKHOLDERS:  November 5, 1993

TERMINATION DATE:  September 21, 2003

                         PROXY

               GIBRALTAR STEEL CORPORATION
         PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                TO BE HELD MAY 19, 1998

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


  The undersigned hereby appoints BRIAN J. LIPKE, NEIL E. LIPKE, and WALTER T. ERAZMUS and each or any of them, attorneys and proxies, with full power of substitution, to vote at the Annual Meeting of Stockholders of GIBRALTAR STEEL CORPORATION (the "Company") to be held at the Company's offices at 3556 Lake Shore Road, Buffalo, New York, on May 19, 1998 at 10:00 a.m., local time, and any adjournment(s) thereof revoking all previous proxies, with all powers the undersigned would possess if present, to act upon the following matters and upon such other business as may properly come before the meeting or any adjournment(s) thereof.

  1  ELECTION OF DIRECTORS

     For Class II Director - Neil E. Lipke

           FOR [  ]         WITHHOLD AUTHORITY [  ]

     For Class II Director - Gerald S. Lippes

           FOR [  ]         WITHHOLD AUTHORITY [  ]

     2.  PROPOSAL TO APPROVE THE PROPOSED THIRD AMENDMENT AND
     RESTATEMENT OF THE GIBRALTAR STEEL CORPORATION INCENTIVE
     STOCK OPTION PLAN

           FOR [  ]       AGAINST [  ]       ABSTAIN [  ]

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
DIRECTED HEREIN.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE
VOTED FOR THE NOMINEES AND PROPOSALS LISTED ABOVE.

Dated:  ________, 1998



_____________________________________________
              Signature



_____________________________________________
        Signature if held jointly

Please sign exactly as name appears. When shares are held by joint tenants, both should sign.
When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign a partnership name by authorized person. PLEASE MARK, SIGN, DATE
AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.